UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

VERTICALNET, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMENDMENT TO ANNEX 4

PLEASE NOTE THAT EXHIBIT A TO ANNEX 4 OF THE PROXY STATEMENT (DESCRIPTION AND

DESIGNATION OF SERIES B PREFERRED STOCK) IS INCORRECT AND EXHIBIT A TO ANNEX 4 IS

AMENDED AS FOLLOWS:

1.	Paragraph 3(b) is deleted in its entirety and replaced by the following paragraph:

(b) Notwithstanding anything to the contrary contained herein, no holder of shares of Series B Preferred Stock shall cast a number of votes in excess of the number (the “Voting Cap”) determined by (i) dividing (A) the per-share purchase price paid with respect to such holder’s shares of Series B Preferred Stock by (B) the applicable closing bid price (adjusted for any stock dividends, stock splits or similar transactions after such date) for shares of the Common Stock as reported on an Eligible Market (as defined in the Stock and Warrant Purchase Agreement, dated as of June 1, 2007, by and among the Corporation and certain purchasers, as amended (the “Purchase Agreement”)) on the Closing Date (as defined in the Purchase Agreement), and (ii) multiplying that quotient by the number of shares of Series B Preferred Stock currently held by such holder which were originally acquired by such holder or a prior transferor from the Corporation pursuant to the Purchase Agreement. If the foregoing calculation results in a fraction of a share, such fraction will be rounded to the nearest whole number (with one-half being rounded upward). Nothing contained in this Section 3(b) shall limit or otherwise restrict the right of any holder of shares of Series B Preferred Stock to convert any shares of Series B Preferred Stock held by such holder into Common Stock or the voting rights that it will have hereunder or upon conversion.

2.	Paragraph 6(i) is deleted in its entirety and replaced by the following paragraph:

(i) Subsequent Financing. In the event that the Corporation fails to close a Subsequent Financing (as defined below) on or prior to December 31, 2007, the Conversion Value for the shares of Series B Preferred Stock held by the Investor Purchasers shall be reduced to $0.15 (the “Subsequent Value”); provided, however, that in the event the Corporation effects a reverse stock split of its Common Stock on or prior to December 31, 2007, the Subsequent Value shall be adjusted in accordance with Section 6(f). “Subsequent Financing” means a financing transaction pursuant to which the Corporation sells Common Stock or securities convertible into or exercisable or exchangeable for Common Stock where the Corporation receives aggregate gross proceeds that equal, when added to the aggregate gross proceeds received by the Corporation from the sale of the shares of Series B Preferred Stock under the Purchase Agreement, at least $6,000,000.

3.	Paragraph 9(a) is deleted in its entirety and replaced by the following paragraph:

9. Shareholder Approval.

(a) Proposals. Pursuant to Section 3.1(i)(iii) of the Purchase Agreement, following the date hereof, the Corporation shall solicit approval of the holders of Common Stock of at its next annual meeting (the “Next Annual Meeting”) of (i) an amendment to the Articles to increase the number of authorized shares of Common Stock by at least 35,000,000 shares (the “Articles Amendment”), (ii) the issuance of shares of Common Stock upon conversion of the shares of Series B Preferred Stock in excess of 2,480,605, which represents 19.99% of the shares of Common Stock outstanding on the day immediately prior to the Closing Date (the “Issuable Maximum”) as required by the Nasdaq Marketplace Rules then in effect (the “Nasdaq Proposal”), and (iii) to the extent that making the shares of Series B Preferred Stock convertible into shares of Common Stock as well as the issuance of the warrants to purchase shares of Common Stock pursuant to the Purchase Agreement may constitute a change of control under the Nasdaq Marketplace Rules, the approval of such change of control (the “Control Proposal” and together with the Articles Amendment and the Nasdaq Proposal, the “Proposals”).